Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Britannia Bulk Plc (the “Company”) on Form 20-F for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fariyal Khanbabi, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fariyal Khanbabi
Fariyal Khanbabi
Chief Financial Officer
March 26, 2008

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company or the certifying officer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.